Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Security Midwest Bancorp, Inc. of our report dated September 12, 2024, on the consolidated financial statements of Security Bank, s.b. included in the Prospectus contained in such Registration Statement and to the reference to us under the heading “Experts” in the Prospectus.

Wipfli LLP

October 31, 2024

Eau Claire, Wisconsin